Exhibit 10.35(a)

Loan No. RX0024T9A

FIRST AMENDMENT TO

PROMISSORY NOTE AND SUPPLEMENT

(Multiple Advance Term Loan)

THIS FIRST AMENDMENT TO PROMISSORY NOTE AND SUPPLEMENT (this "Amendment"), is entered into as of April 17, 2015, between TIDEWATER UTILITIES, INC., a Delaware corporation (the "Company"), and CoBANK, ACB, a federally chartered instrumentality of the United States ("CoBank").

BACKGROUND

The Company and CoBank are parties to a Promissory Note and Supplement (Multiple Advance Term Loan Supplement) dated as of October 15, 2014, and number RX0024T9 (the “Supplement”). The parties now desire to amend the Supplement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.          Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Supplement or in the “MLA” (as defined in the Supplement).

SECTION 2.          Amendments.

(A)                  Term. Section 3(A) of the Supplement is hereby amended and restated to read as follows:

(A)          Term. The term of the Commitment shall be from the date hereof, up to and including October 30, 2015.

(B)                  Promissory Note. Section 6 of the Supplement is hereby amended and restated to read as follows:

SECTION 6.          Promissory Note. The Company promises to pay to the order of CoBank: (A) the principal amount of all Loans made by CoBank to the Company on or before April 30, 2015, in 300 equal consecutive monthly installments, each due on the 20th day of the month, with the first installment due on May 20, 2015, and the last installment due on April 20, 2040; provided, however, that the final installment shall be in an amount equal to the then unpaid principal balance of such Loans; and (B) the principal amount of all Loans made by CoBank to the Company after April 30, 2015, in 294 equal consecutive monthly installments, each due on the 20th day of the month, with the first installment due on November 20, 2015, and the last installment due on April 20, 2040; provided, however, that the final installment shall be in an amount equal to the then unpaid principal balance of such Loans. In addition to the above, the Company promises to pay to CoBank or order interest on the unpaid principal balance of the Loans at the times and in accordance with the provisions set forth above. If any date on which principal or interest is due is not a Business Day, then such payment shall be due and payable on the next Business Day and, in the case of principal, interest shall continue to accrue on the amount thereof.

SECTION 4.          Representations and Warranties. To induce CoBank to enter into this Amendment, the Company represents and warrants that: (A) except for such as have been obtained, are in full force and effect, and are not subject to appeal, no consent, permission, authorization, order or license of any governmental authority or of any party to any agreement to which the Company is a party or by which it or any of its property may be bound or affected, is necessary in connection with the execution, delivery, performance or enforcement of this Amendment; (B) the Company is in compliance with all of the terms of the Loan Documents, and no Default or Event of Default exists; and (C) this Amendment has been duly authorized, executed and delivered by the Company, and creates legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally. Without limiting (B) above, the Company represents and warrants that it is in compliance with all notice provisions of the Loan Documents, including, without limitation, the requirement to notify CoBank of the commencement of material litigation and of certain environmental matters.

SECTION 5.          Confirmation. Except as amended hereby, the Supplement shall remain in full force and effect as written.

SECTION 6.          Counterparts and Electronic Delivery. This Amendment may be executed in counterparts (and by different parties in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single agreement. In addition, this Amendment may be delivered by electronic means.

(Signature page(s) follow)

2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		TIDEWATER UTILITIES, INC.

By:	/s/ Shannon Davoren	By:	/s/A. Bruce O’Connor

Title:	Assistant Corporate Secretary	Title:	Treasurer

(Signature page to the First Amendment to

Promissory Note and Supplement (Multiple Advance Term Loan)

CONFIRMATION

April 17, 2014

Mr. Bryan Ervin

Vice President

CoBank, ACB

5500 South Quebec Street

Greenwood Village, Colorado 80111

Re:	Comfort Letter and Agreement Regarding CoBank, ACB (“CoBank”) Credit Facilities to Tidewater Utilities, Inc. (“Tidewater”)

Dear Mr. Ervin:

Reference is hereby made to: (1) the letter dated as of October 15, 2014, from Middlesex Water Company (“Middlesex”) to CoBank (the “Comfort Letter”); and (2) the First Amendment to Promissory Note and Supplement dated as of April 17, 2015, between Tidewater Utilities, Inc. (the "Company") and CoBank (the “Amendment”).

To induce CoBank to enter into the Amendment with the Company, Middlesex hereby acknowledges that it is aware of the Amendment and confirms that the Comfort Letter will continue to apply to the “Supplement” (as defined in the Amendment) as amended by the Amendment.

MIDDLESEX WATER COMPANY

By:	/s/A. Bruce O’Connor

Its:	Vice President, Treasurer & CFO